                                                                EXHIBIT h(18)(c)

                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996 as amended May 1, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS         SEPARATE ACCOUNTS UTILIZING THE FUNDS    CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------         -------------------------------------    -----------------------------------------
AIM V.I. Capital Appreciation Fund          Merrill Lynch Life Variable Annuity      Merrill Lynch Retirement Plus
AIM V.I. International Equity Fund          Separate Account A                       Merrill Lynch Investor Life
AIM V.I. Value Fund
                                            Merrill Lynch Variable Life              Merrill Lynch Investor Life Plus
                                            Separate Account
                                                                                     Merrill Lynch Estate Investor I
                                            Merrill Lynch Life Variable Life         Merrill Lynch Estate Investor II
                                            Separate Account II                      Prime Plan V, VI, 7

                                                                                     Prime Plan Investor

                                                                                     Merrill Lynch Retirement Power

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: April  3, 2000

                                       AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN            By: /s/ ROBERT H. GRAHAM
       -----------------------            ----------------------------------
         Assistant Secretary                          President
(SEAL)


                                       A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN            By: /s/ MICHAEL J. CEMO
       -----------------------            ----------------------------------
         Assistant Secretary                          President

(SEAL)


                                       ML LIFE INSURANCE COMPANY OF NEW YORK


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
       -----------------------            ----------------------------------
         Assistant Secretary                          President

(SEAL)